UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2017

LYONDELLBASELL INDUSTRIES N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 McKinney St. Suite 300 Houston, Texas USA 77010	4th Floor, One Vine Street London W1J0AH The United Kingdom	Delftseplein 27E 3013 AA Rotterdam The Netherlands
(Addresses of principal executive offices)

(713) 309-7200	+44 (0)207 220 2600	+31 (0)10 275 5500
(Registrant’s telephone numbers, including area codes)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2017, LyondellBasell Industries N.V. (the “Company”) announced that Kevin W. Brown, Executive Vice President – Manufacturing and Refining will be retiring. Mr. Brown also serves as a member of the Management Board of the Company and will be stepping down from that role.

Dan Coombs, currently the Company’s Executive Vice President – Global Olefins & Polyolefins (O&P) and Technology and member of the Management Board, will become Executive Vice President – Manufacturing and Refining, with additional oversight responsibilities for the Company’s Technology business and global projects, global engineering services and procurement functions, effective immediately. Paul Augustowski, currently Senior Vice President – O&P Americas, will no longer report to Mr. Coombs and will report directly to Bob Patel, the Company’s Chief Executive Officer. Similarly, Richard Roudeix, currently Senior Vice President – O&P Europe, will report directly to Mr. Patel and not to Mr. Coombs. Mr. Roudeix also will assume responsibility for the Company’s O&P businesses throughout the Asia and AFME regions as well as the Company’s PP Compounding business. In connection with these responsibilities, Mr. Roudeix’s title will change to Senior Vice President – O&P EAI.

A copy of the press release announcing these changes is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated January 18, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date: January 18, 2017	By:	/s/ Jeffrey Kaplan
Jeffrey A. Kaplan
Executive Vice President

Item 9.01 Financial Statements and Exhibits

99.1	Press Release dated January 18, 2017.